UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2008

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51642 (Commission File Number)	20-1979646 (I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066

(Address of principal executive offices) (Zip Code)

831-438-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 30, 2008, we and our subsidiary, Aviza, Inc., entered into the First Amendment (the “First Amendment”) to the Loan and Security Agreement with United Commercial Bank, East West Bank and Chinatrust Bank (U.S.A.), dated as of April 13, 2007. The First Amendment (i) reduces the revolving facility amount from up to $44 million to up to $29 million that is secured by amended amounts of accounts receivable, inventory and fixed assets; (ii) increases the interest rate for the credit facility from LIBOR plus 2.18% per annum to LIBOR plus 4.00% per annum; (iii) amends the Debt to Tangible Net Worth Ratio (as defined in the loan and security agreement) covenant from a monthly 4.00 to 1.00 maximum Debt to Tangible Net Worth Ratio maintenance requirement to a quarterly 3.75 to 1.00 maximum Debt to Tangible Net Worth Ratio maintenance requirement; and (iv) amends the financial reporting covenants to require monthly financial statement reports and monthly summary reports of outstanding purchase orders.

On October 1, 2008, we and our subsidiary, Aviza, Inc., entered into the Second Amendment (the “Second Amendment”) to the Loan and Security Agreement with United Commercial Bank, East West Bank and Chinatrust Bank (U.S.A.), dated as of April 13, 2007 and as amended as of September 30, 2008. The Second Amendment extends the maturity date for the revolving facility to October 13, 2009, provided, however, that if our net income, excluding stock-based compensation, amortization expense, depreciation expense, net interest expense and other noncash expenses, for the quarter ending December 31, 2008 is less than $500,000, then the maturity date for the revolving facility will be April 13, 2009.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the text of the amendments, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number
10.1

First Amendment to Loan and Security Agreement, by and among Aviza Technology, Inc., Aviza, Inc., United Commercial Bank, East West Bank and Chinatrust Bank (U.S.A.), entered into as of September 30, 2008.

10.2

Second Amendment to Loan and Security Agreement, by and among Aviza Technology, Inc., Aviza, Inc., United Commercial Bank, East West Bank and Chinatrust Bank (U.S.A.), entered into as of October 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 3, 2008

AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
10.1

First Amendment to Loan and Security Agreement, by and among Aviza Technology, Inc., Aviza, Inc., United Commercial Bank, East West Bank and Chinatrust Bank (U.S.A.), entered into as of September 30, 2008.

10.2

Second Amendment to Loan and Security Agreement, by and among Aviza Technology, Inc., Aviza, Inc., United Commercial Bank, East West Bank and Chinatrust Bank (U.S.A.), entered into as of October 1, 2008.